What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•
Know the Rules By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•
“Neither a Borrower nor a Lender Be” If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•
Watch Out for Opportunists - The opportunist may tell you that he or she is a lawyer – or a consultant or a professional investor or some similarly impressive tale who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•
Get the Facts from the Source - If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Read This First

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact Office of Thrift Supervision (OTS) at (202) 906-6202. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at:ombudsman@ots.treas.gov.

[ONLY TO FOREIGN RESIDENTS]

________, 2007

Dear Depositor:

We are pleased to announce that Home Federal MHC is converting to stock form and Home Federal Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Home Federal Bancorp, Inc. will serve as the new holding company for Home Federal Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Home Federal Bank, to Home Federal Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with Home Federal MHC’s Plan of Conversion and Reorganization.

Unfortunately, Home Federal Bancorp, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Home Federal Bancorp, Inc.

However, as a depositor of Home Federal Bank, you have the right to vote on the Plan of Conversion and Reorganization at the Special Meeting of Members to be held on ______, 2007 at _____ p.m., Mountain Time. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting of Depositors. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

Daniel L. Stevens
Chairman, President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY HOME FEDERAL BANCORP, INC., HOME FEDERAL BANK, HOME FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

________, 2007

Dear Friend:

We are pleased to announce that Home Federal MHC is converting to stock form and Home Federal Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Home Federal Bancorp, Inc. will serve as the new holding company for Home Federal Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Home Federal Bank, to Home Federal Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with Home Federal MHC’s Plan of Conversion and Reorganization.

Because we believe you may be interested in learning more about Home Federal Bancorp, Inc. common stock as a potential investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

•	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

•
STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is ______ p.m., Mountain Time, on______, 2007.

Should you have additional questions regarding the conversion or the stock offering, please call us at (___) ___-____. Stock Information Center hours are 9:00 a.m. to 5:00 p.m. Monday through Thursday and 9:00 a.m. to 12:00 p.m. on Friday, Mountain Time, or stop by the Stock Information Center located at 500 12th Avenue South, Nampa, ID 83653.

We are pleased to offer you this opportunity to become a stockholder of Home Federal Bancorp, Inc.

Sincerely,

Daniel L. Stevens
Chairman, President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY HOME FEDERAL BANCORP, INC., HOME FEDERAL BANK, HOME FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter STREET HOLDERS for PROXY mailing -letter 2 - Home Federal Bancorp, Inc. letterhead)

_________, 2007

Dear Shareholder:

We are pleased to announce that Home Federal MHC is converting to stock form and Home Federal Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Home Federal Bancorp, Inc. will serve as the new holding company for Home Federal Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Home Federal Bank, to Home Federal Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with Home Federal MHC’s Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of shareholders on ____ __, 2007 at____ p.m., Mountain Time. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

We have enclosed the following materials which will help you learn more about investing in Home Federal Bancorp, Inc.’s common stock. Please read and review the materials carefully before making an investment decision.

•	PROXY STATEMENT AND PROSPECTUS: These documents provide detailed information about our operations and the proposed stock offering.

We are inviting our customers and community members to become shareholders of Home Federal Bancorp, Inc. Through this offering, you have the opportunity to buy additional stock directly from Home Federal Bancorp, Inc. without paying a commission or fee.

As a current shareholder of Home Federal Bancorp, Inc. your shares will be exchanged for between 7,103,110 and 11,051,604 shares of the new Home Federal Bancorp, Inc. stock depending upon where we close in the offering range. You will receive a transmittal form with instructions for the surrender of your stock certificates after the offering is completed.

Should you have additional questions regarding the conversion or the stock offering, please call us at (___) ___-____. Stock Information Center hours are 9:00 a.m. to 5:00 p.m. Monday through Thursday and 9:00 a.m. to 12:00 p.m. on Friday, Mountain Time, or stop by the Stock Information Center located at 500 12th Avenue South, Nampa, ID 83653.

Sincerely,

Daniel L. Stevens
Chairman, President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY HOME FEDERAL BANCORP, INC., HOME FEDERAL BANK, HOME FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter REGISTERED HOLDERS – Letter 1- Home Federal Bancorp, Inc. letterhead)

________, 2007

Dear Shareholder:

We are pleased to announce that Home Federal MHC is converting to stock form and Home Federal Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Home Federal Bancorp, Inc. will serve as the new holding company for Home Federal Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Home Federal Bank, to Home Federal Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with Home Federal MHC’s Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of shareholders on ____ __, 2007 at____ p.m., Mountain Time. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

We have enclosed the following materials which will help you learn more about investing in Home Federal Bancorp, Inc.’s common stock. Please read and review the materials carefully before making an investment decision.

•	PROXY STATEMENT AND PROSPECTUS: These documents provide detailed information about our operations and the proposed conversion and reorganization.

We are inviting our customers and community members to become shareholders of Home Federal Bancorp, Inc. Through this offering, you have the opportunity to buy additional stock directly from Home Federal Bancorp, Inc. without paying a commission or fee.

As a current shareholder of Home Federal Bancorp, Inc. your shares will be exchanged for between 7,103,110 and 11,051,604 shares of the new Home Federal Bancorp, Inc. stock depending upon where we close in the offering range. You will receive a transmittal form with instructions for the surrender of your stock certificates after the offering is completed.

Should you have additional questions regarding the conversion or the stock offering, please call us at (___) ___-____. Stock Information Center hours are 9:00 a.m. to 5:00 p.m. Monday through Thursday and 9:00 a.m. to 12:00 p.m. on Friday, Mountain Time, or stop by the Stock Information Center located at 500 12th Avenue South, Nampa, ID 83653.

Sincerely,

Daniel L. Stevens
Chairman, President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY HOME FEDERAL BANCORP, INC., HOME FEDERAL BANK, HOME FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter Street holders for ORDER FORM MAILING – letter 3 – Home Federal Bancorp, Inc. Letterhead)

________, 2007

Dear Shareholder:

Under separate cover, we forwarded information to you regarding the Plan of Conversion and Reorganization of Home Federal Bank and Home Federal MHC and the concurrent offering of common stock of Home Federal Bancorp, Inc.

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. It is enclosed herein along with a copy of the prospectus.

The deadline for ordering Home Federal Bancorp, Inc. common stock is ____p.m., Mountain Time, on _______, 2007.

Should you have additional questions regarding the conversion or the stock offering, please call us at (___) ___-____. Stock Information Center hours are 9:00 a.m. to 5:00 p.m. Monday through Thursday and 9:00 a.m. to 12:00 p.m. on Friday, Mountain Time, or stop by the Stock Information Center located at 500 12th Avenue South, Nampa, ID 83653.

Sincerely,

Daniel L. Stevens
Chairman, President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY HOME FEDERAL BANCORP, INC., HOME FEDERAL BANK, HOME FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

To Depositors and Friends of Home Federal Bank

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting Home Federal Bancorp, Inc., the proposed holding company for Home Federal Bank, in offering shares of its common stock in a subscription and community offering pursuant to its Plan of Conversion and Reorganization.

At the request of Home Federal Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Home Federal Bancorp, Inc. common stock being offered to certain depositors of Home Federal Bank and other persons until _____ p.m., Mountain Time, on _______, 2007. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. Home Federal Bancorp, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

Should you have additional questions regarding the conversion or the stock offering, please call us at (___) ___-____. Stock Information Center hours are 9:00 a.m. to 5:00 p.m. Monday through Thursday and 9:00 a.m. to 12:00 p.m. on Friday, Mountain Time, or stop by the Stock Information Center located at 500 12th Avenue South, Nampa, ID 83653.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY HOME FEDERAL BANCORP, INC., HOME FEDERAL BANK, HOME FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

_________, 2007

Dear Prospective Investor:

We are pleased to announce that Home Federal MHC is converting to stock form and Home Federal Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Home Federal Bancorp, Inc. will serve as the new holding company for Home Federal Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Home Federal Bank, to Home Federal Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with Home Federal MHC’s Plan of Conversion and Reorganization.

We have enclosed the following materials that will help you learn more about our stock offering. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

•	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

•
STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is _____ p.m., Mountain Time, on ____, 2007.

We invite our customers, local community members, and the general public to become shareholders of Home Federal Bancorp, Inc. Through this offering, you have the opportunity to buy stock directly from Home Federal Bancorp, Inc., without paying a commission or fee.

Should you have additional questions regarding the conversion or the stock offering, please call us at (___) ___-____. Stock Information Center hours are 9:00 a.m. to 5:00 p.m. Monday through Thursday and 9:00 a.m. to 12:00 p.m. on Friday, Mountain Time, or stop by the Stock Information Center located at 500 12thAvenue South, Nampa, ID 83653.

Sincerely,

Daniel L. Stevens
Chairman, President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY HOME FEDERAL BANCORP, INC., HOME FEDERAL BANK, HOME FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

_____ XX, 2007

Dear Valued Depositor of Home Federal Bank:

We recently forwarded you a proxy statement and related materials regarding a proposal to convert Home Federal Bank from the mutual holding company to the stock holding company form of organization. This conversion will allow us to operate in essentially the same manner as we currently operate, but will provide us with the flexibility to add capital, continue to grow and expand the bank, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Conversion has not yet been received. Your Board of Directors unanimously recommends a vote “FOR” the conversion. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate your signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or dropping it off at your Home Federal Bank branch. Our meeting on ____ __, 2007 is fast approaching and we’d like to receive your vote as soon as possible.

Voting FOR the conversion does not affect the terms or insurance of your accounts. For further information, please call our Stock Information Center at (___) ___-____.

Best regards and thank you,

Daniel L. Stevens
Chairman, President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY HOME FEDERAL BANCORP, INC., HOME FEDERAL BANK, HOME FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

The Board of Directors of Home Federal Bank, Home Federal Bancorp, Inc., and Home Federal MHC (the “MHC”), adopted a Plan of Conversion and Reorganization (the “Plan”) to convert the MHC to stock form and reorganize Home Federal Bank as a wholly-owned subsidiary of a newly-formed corporation named Home Federal Bancorp, Inc. (the “Conversion”).

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in Home Federal Bancorp, Inc.

Investment in the shares of common stock involves certain risks. For a discussion of these risks, other factors and a complete description of the stock offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading “Risk Factors.”
WHY IS HOME FEDERAL MUTUAL HOLDING COMPANY CONVERTING TO THE STOCK HOLDING COMPANY STRUCTURE?
•     The ability to raise new equity capital through the issuance and sale of capital stock of new Home Federal Bancorp will allow Home Federal Bank the flexibility to increase its capital position more rapidly than by accumulating earnings and at times deemed advantageous by the board of directors.

•     It will also support future growth and expanded operations, including increased lending and investment activities, as business and regulatory needs require.

•      The ability to attract new capital also will help better address the needs of the communities we serve and enhance our ability to make acquisitions or expand into new businesses. The acquisition alternatives available to Home Federal MHC are limited as a mutual holding company.

•     Finally, the ability to issue additional capital stock will enable us to establish additional stock compensation plans for directors, officers and employees, giving them equity interests in new Home Federal Bancorp and greater incentive to improve its performance.

WILL THE PLAN AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
No. The Plan will not affect the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the maximum legal limit. Your savings account is not being converted to stock.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING AND DIRECT COMMUNITY OFFERING?
Certain depositors of Home Federal Bank as of certain dates, the Bank’s Employee Stock Ownership Plan and certain members of the general public subject to the priorities described in the Prospectus.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?
Home Federal Bancorp, Inc. is offering up to 13,800,000 shares of common stock, subject to adjustment up to 15,870,000 shares, at a price of $10.00 per share.

I AM AN EXISTING STOCKHOLDER. HOW WILL MY STOCK BE TREATED?
The outstanding public shares of common stock will be exchanged for shares of common stock of the new company. Depending upon how many shares are sold in the offering, each public share of common stock will be converted into 7,103,110 to 11,051,604 shares of the new company’s common stock.

HOW MANY SHARES MAY I BUY?
The minimum order is 25 shares. No person may purchase more than 5% of the common stock sold in the offering (600,000 shares at the midpoint). Current shareholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of Home Federal Bancorp, Inc. is greater than 5% of the aggregate amount of shares.

DO DEPOSITORS HAVE TO BUY SHARES OF STOCK?
No. However, if a depositor of the Bank is also a current public shareholder, his or her existing shares of stock will be converted automatically into shares of the new company’s common stock.

HOW DO I ORDER SHARES?
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by ____ p.m., Mountain time on ______ , 2007.

HOW MAY I PAY FOR MY SHARES?
First, you may pay by check, cash or money order. Interest will be paid by Home Federal Bank on these funds at the current passbook savings rate from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your Home Federal Bank account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion. Home Federal Bank will waive any early withdrawal penalties on certificate of deposit accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS IN MY HOME FEDERAL BANK IRA ACCOUNT?
Federal regulations do not permit the purchase of common stock in connection with the stock issuance from your existing Home Federal Bank IRA account. In order to utilize the funds in your Home Federal Bank IRA account for the purchase of Home Federal Bancorp, Inc. common stock, you must execute a trustee-to-trustee with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.

WILL THE STOCK BE INSURED?
No. Like any other stock, Home Federal Bancorp, Inc.’s shares of common stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
After the conversion, Home Federal Bancorp, Inc. intends to pay a regular dividend; however, there can be no assurance as to the precise amount or frequency of the dividend. The payment of a dividend will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will pay dividends in the future.

HOW WILL THE STOCK BE TRADED?
We have applied for approval from Nasdaq to have Home Federal Bancorp, Inc.’s common stock quoted on the Nasdaq Global Select Market under the symbol “HOME.”

MUST I PAY A COMMISSION?
No. You will not be charged a commission or fee on the purchase of shares of common stock in the Conversion.

SHOULD I VOTE?
Yes. Your vote is very important! We recommend a vote “FOR” the Plan. A failure to vote has the same effect as a vote against the Plan. Also, voting for the Plan does not obligate you to buy stock in the Conversion.

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

WHY DID I GET SEVERAL PROXY CARDS?
If you have more than one account, you could receive more than one proxy card for the Bank’s Special Meeting of Depositors, depending on the ownership structure of your accounts. If you own shares of common stock of Home Federal Bancorp, Inc. in more than one account, you could receive more than one proxy card for the Special Meeting of Shareholders.
HOW MANY VOTES DO I HAVE?
Every depositor of the Home Federal Bank entitled to vote may cast one vote for each $100, or fraction thereof, on deposit at Home Federal Bank as of the voting record date, up to a maximum of 1,000 votes. Each stockholder will also be entitled to cast one vote for each share held as of the voting record date.

MAY I VOTE IN PERSON AT TH E SPECIAL MEETING OF MEMBERS AND/OR THE MEETING OF STOCKHOLDERS?
Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.

FOR ADDITIONAL INFORMATION, YOU MAY CALL OUR STOCK INFORMATION CENTER.

STOCK INFORMATION CENTER
(___) ___-____

500 12th Avenue South

Nampa, ID 83653

Hours (Mountain Time):

Monday – Thursday: 9:00a.m. – 5:00p.m.
Friday: 9:00a.m. – 12:00p.m.

QUESTIONS & ANSWERS

Home Federal Bancorp, Inc.
Proposed Holding Company
for Home Federal Bank

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY HOME FEDERAL BANCORP, INC., HOME FEDERAL BANK, HOME FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

PROXY GRAM

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Home Federal MHC to stock form and reorganize Home Federal Bank as a subsidiary of a newly-formed stock holding company.

Your vote on the Plan of Conversion and Reorganization has not yet been received.
Voting for the conversion does not obligate you to purchase stock and will not affect your accounts at Home Federal Bank or your FDIC insurance.
Not Returning Your Proxy Card(s) has the Same Effect as Voting “Against” the Conversion.
Your Board of Directors Unanimously Recommends a Vote “FOR” the Conversion.
Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Daniel L. Stevens
Chairman, President & CEO

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information, call (___) __-___.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY HOME FEDERAL BANCORP, INC., HOME FEDERAL BANK, HOME FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Home Federal MHC to stock form and reorganize Home Federal Bank as a subsidiary of a newly-formed stock holding company.

Your vote on the Plan of Conversion and Reorganization has not yet been received.
Voting for the conversion does not obligate you to purchase stock and will not affect your accounts or loans at Home Federal Bank or your FDIC insurance.
Not returning your proxy cards has the same effect as voting “against” the conversion.
Your Board of Directors unanimously recommends a vote “FOR” the conversion.

Our Reasons for the Corporate Change
- give us the financial strength to continue to grow our bank
- better enable us to serve our customers in our market area
- enable us to increase lending limits and make us a more effective competitor in our markets
- help us retain and attract qualified management through stock-based compensation plans
- have greater flexibility in structuring merger and acquisition transactions
- provide us with easier access to the capital markets through possible future equity and debt offerings

Your Vote Is Important To Us!
Please vote and sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to vote, sign and return all cards you received.

Thank you,

Daniel L. Stevens
Chairman, President & CEO

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information, call (___) __-___.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY HOME FEDERAL BANCORP, INC., HOME FEDERAL BANK, HOME FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.